As filed with the Securities and Exchange Commission on March 1, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Butterfly Network, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-4618156
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

530 Old Whitfield Street
Guilford, Connecticut 06437

(Address, including zip code, of registrant’s principal executive offices)

Amended and Restated 2020 Equity Incentive Plan

(Full Title of the Plan)

Todd M. Fruchterman, M.D., Ph.D.

President and Chief Executive Officer

Butterfly Network, Inc.

530 Old Whitfield Street
Guilford, Connecticut 06437

Telephone: (203) 689-5650

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement registers an aggregate of 7,921,599 additional shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), of Butterfly Network, Inc. (the “Registrant”) reserved under the Butterfly Network, Inc. Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”), representing an increase of 7,921,599 shares reserved under the 2020 Plan effective January 1, 2022 by operation of the 2020 Plan’s “evergreen” provision. This registration statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (File No. 333-256044) relating to an employee benefit plan is effective. The information contained in the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on May 12, 2021 (File No. 333-256044) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

4.1	Second Amended and Restated Certificate of Incorporation of Butterfly Network, Inc.		Form 8-K (Exhibit 3.1)	2/16/2021	001-39292

4.2	Amended and Restated Bylaws of Butterfly Network, Inc.		Form 8-K (Exhibit 3.2)	2/16/2021	001-39292

4.3	Specimen Class A Common Stock Certificate.		Form 8-K (Exhibit 4.1)	2/16/2021	001-39292

4.4	Warrant Agreement, dated as of May 20, 2020, by and between Butterfly Network, Inc. (formerly Longview Acquisition Corp.) and Continental Stock Transfer & Trust Company.		Form 8-K (Exhibit 4.1)	5/27/2020	001-39292

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Butterfly Network, Inc.	X

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)	X

24.1	Power of Attorney (included on the signature page hereof)	X

99.1+	Butterfly Network, Inc. Amended and Restated 2020 Equity Incentive Plan.		Form 10-K (Exhibit 10.19.1)	3/29/2021	001-39292

99.2+	Form of Stock Option Agreement under 2020 Equity Incentive Plan.		Form 8-K (Exhibit 10.15.2)	2/16/2021	001-39292

99.3+	Form of Restricted Stock Unit Agreement under 2020 Equity Incentive Plan.		Form S-8 (Exhibit 99.3)	5/12/2021	333-256044

107	Filing Fee Table	X

+ Denotes management contract or compensatory plan or arrangement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Guilford, State of Connecticut, on March 1, 2022.

BUTTERFLY NETWORK, INC.

By:	/s/ Todd M. Fruchterman, M.D., Ph.D.
Todd M. Fruchterman, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Todd M. Fruchterman, M.D., Ph.D. and Mary Miller, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Todd M. Fruchterman, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 1, 2022
Todd M. Fruchterman, M.D.

/s/ Stephanie Fielding	Chief Financial Officer (Principal Financial and Accounting Officer)	March 1, 2022
Stephanie Fielding

/s/ Jonathan M. Rothberg, Ph.D.	Chairman	March 1, 2022
Jonathan M. Rothberg, Ph.D.

/s/ Dawn Carfora	Director	March 1, 2022
Dawn Carfora

/s/ Elazer Edelman, M.D., Ph.D.	Director	March 1, 2022
Elazer Edelman, M.D., Ph.D.

/s/ John Hammergren	Director	March 1, 2022
John Hammergren

/s/ Gianluca Pettiti	Director	March 1, 2022
Gianluca Pettiti

/s/ S. Louise Phanstiel	Director	March 1, 2022
S. Louise Phanstiel

/s/ Larry Robbins	Director	March 1, 2022
Larry Robbins

/s/ Erica Schwartz, M.D., J.D., M.P.H.	Director	March 1, 2022
Erica Schwartz, M.D., J.D., M.P.H.

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